Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2021 Financial Results

Performance Reflects Continued Balance Sheet Growth and Strong Credit Quality

JACKSON, Miss. – April 27, 2021 – Trustmark Corporation (Nasdaq:TRMK) reported net income of $52.0 million in the first quarter of 2021, representing diluted earnings per share of $0.82.  Net income in the first quarter produced a return on average tangible equity of 15.56% and a return on average assets of 1.26%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2021, to shareholders of record on June 1, 2021.

First Quarter Highlights

•	Supported local businesses by originating 4,774 loans totaling $301.5 million (net of $16.5 million in deferred fees and costs) from the SBA’s Paycheck Protection Program (PPP) during the quarter
•	Mortgage loan production totaled $766.6 million, down 2.8% from the prior quarter and an increase of 67.7% from levels one year earlier
•	Provision for credit losses totaled a negative $10.5 million due to improved credit loss expectations

Duane A. Dewey, President and CEO, stated, “Our first quarter financial performance reflects solid loan and deposit growth, as well as continued increases in our insurance and wealth management businesses.  Our mortgage banking revenue remained strong following record-setting levels in the prior quarter.  Improvement in the economic outlook resulted in negative provision and expense for credit losses, which also contributed to earnings. We continue to focus on efficiency enhancements throughout the organization, including investments in technology to better serve customers as well as rationalization of the branch network.  Trustmark remains well-positioned to serve and expand our customer base and create long-term value for our shareholders.”

Balance Sheet Management

•	Loans held for investment (HFI) totaled $10.0 billion, up 1.6% from the prior quarter and 4.3% year-over-year
•	Deposits totaled $14.4 billion, an increase of 2.4% linked-quarter and 24.3% year-over-year
•	Maintained strong capital position with CET1 ratio of 11.71% and total risk-based capital ratio of 14.07%

Loans HFI totaled $10.0 billion at March 31, 2021, reflecting an increase of $159.2 million, or 1.6%, linked-quarter and $415.8 million, or 4.3%, year-over-year.  The linked-quarter growth reflects increases in other real estate secured loans and loans secured by nonfarm, nonresidential properties, which were principally the result of the migration of construction loans as projects were completed.  Trustmark’s loan portfolio is well-diversified by loan type and geography.

Deposits totaled $14.4 billion at March 31, 2021, up $334.7 million, or 2.4%, from the prior quarter and $2.8 billion, or 24.3%, year-over-year.  Trustmark maintains a strong liquidity position as loans HFI represented 69.4% of total deposits at March 31, 2021.  Noninterest-bearing deposits represented 32.7% of total deposits at the end of the first quarter, compared to 31.0% in the prior quarter.  Interest-bearing deposit costs totaled 0.22% for the first quarter, a decrease of 5 basis points from the prior quarter.  The total cost of interest-bearing liabilities was 0.28% for the first quarter of 2021, a decrease of 2 basis points from the prior quarter.

During the first quarter, Trustmark repurchased $4.2 million, or approximately 145 thousand of its common shares in open market transactions.  At March 31, 2021, Trustmark had $95.8 million in remaining authority under its existing stock repurchase program, which expires December 31, 2021.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At March 31, 2021, Trustmark’s tangible equity to tangible assets ratio was 8.30%, while its total risk-based capital ratio was 14.07%.  Tangible book value per share was $21.59 at March 31, 2021, up 8.4% year-over-year.

Credit Quality

•	Allowance for credit losses (ACL) represented 437.08% of nonaccrual loans, excluding individually evaluated loans, at March 31, 2021
•	Recoveries exceeded charge-offs by $2.4 million in the first quarter
•	Loans remaining under a COVID-19 related concession represented approximately 28 basis points of loans HFI at March 31, 2021

Nonaccrual loans totaled $63.5 million at March 31, 2021, up $386 thousand from the prior quarter and $10.5 million year-over-year.  Other real estate totaled $10.7 million, reflecting a $1.0 million decrease from the prior quarter and a decline of $14.2 million year-over-year. Collectively, nonperforming assets totaled $74.2 million at March 31, 2021, reflecting a linked-quarter decrease of $614 thousand and a year-over-year decrease of $3.7 million.

The provision for credit losses was a negative $10.5 million in the first quarter.  Negative provisioning was primarily driven by decreases in quantitative reserves as a result of an improving economic forecast.

Allocation of Trustmark’s $109.2 million allowance for credit losses on loans HFI represented 1.13% of commercial loans and 0.95% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 1.09% at March 31, 2021.  Management believes the level of the ACL is commensurate with the present risk in the loan portfolio.

Revenue Generation

•	Mortgage banking revenue totaled $20.8 million in the first quarter, reflecting tighter spreads and reduced gains on sale of mortgage loans in the secondary market
•	Insurance commissions increased 22.1% from the prior quarter and wealth management revenue rose 7.4% over the same period

Revenue in the first quarter totaled $162.9 million, down 8.2% from the prior quarter and 3.7% from the same quarter in the prior year.  The linked-quarter decrease primarily reflects lower interest income and fees from PPP loans and loans HFI and lower net gains on sales of mortgage loans.

Net interest income (FTE) in the first quarter totaled $105.2 million, resulting in a net interest margin of 2.81%, down 34 basis points from the prior quarter.  The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 2.99% for the first quarter, a decrease of 10 basis points when compared to the prior quarter.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Noninterest income in the first quarter totaled $60.6 million, a decrease of $5.5 million from the prior quarter and $4.7 million year-over-year.  The linked-quarter increases in insurance, wealth management and bank card revenue were more than offset by declines in mortgage banking revenue and service charges on deposit accounts.  Mortgage loan production in the first quarter totaled $766.6 million, down 2.8% from the record level in the prior quarter and an increase of 67.7% year-over-

year.  Mortgage banking revenue totaled $20.8 million in the first quarter, a decrease of $7.4 million from the prior quarter and $6.7 million year-over-year.  The linked-quarter decline is principally attributable to reduced spreads which resulted in lower net gains on sales of mortgage loans in the secondary market.

Insurance revenue totaled $12.4 million in the first quarter, up 22.1%, or $2.2 million, from the fourth quarter of 2020 and 7.7%, or $895 thousand, year-over-year.  The linked-quarter increase primarily reflects growth in property and casualty commissions.  Wealth management revenue in the first quarter totaled $8.4 million, an increase of $578 thousand, or 7.4%, from the prior quarter and relatively unchanged year-over-year.  The linked-quarter growth reflects both higher trust management fees and brokerage and investment services revenue.

Bank card and other fees increased $365 thousand, or 4.0%, from the prior quarter and $4.1 million, or 76.9%, year-over-year, reflecting higher customer derivative revenue.  Service charges on deposit accounts decreased $927 thousand, or 11.2%, from the prior quarter and $2.7 million, or 26.7%, year-over-year.  The decline is due largely to reduced NSF/OD occurrences attributable in part to stimulus programs to address the COVID-19 pandemic.

Noninterest Expense

•	Noninterest expense totaled $112.2 million in first quarter, down 5.6% from the prior quarter
•

Adjusted noninterest expense, which excludes amortization of intangibles, ORE expenses, and credit losses for off-balance sheet credit exposures, increased $629 thousand, or 0.5%, from the prior quarter; please refer to the Consolidated Financial Information, Footnote 8– Non-GAAP Financial Measures

•	Continued to realign delivery channels to reflect changing customer preferences

Adjusted noninterest expense in the first quarter was $120.2 million, up $629 thousand, or 0.5%, from the prior quarter.  Salaries and employee benefits increased $1.5 million linked-quarter principally due to payroll taxes and increases for performance-based commissions. Services and fees increased $157 thousand and net occupancy-premises expense grew $179 thousand during the first quarter compared to the prior quarter.

Credit loss expense related to off-balance sheet credit exposures was a negative $9.4 million in the first quarter, reflecting the improvement of the macroeconomic factors used to determine the necessary reserves for off-balance sheet credit exposures.  Other real estate expense, net totaled $324 thousand for the first quarter compared to a negative $812 thousand for the fourth quarter of 2020, reflecting lower net gains on sale of other real estate.

Trustmark continued to invest in technology to enhance efficiency.  Digital transformation initiatives, including a completely redesigned, state-of-the-art website to promote engagement and enhance the customer experience, position Trustmark for additional growth.  During the first quarter, Trustmark continued to realign delivery channels and closed seven offices, reflecting changing customer preferences and the continued migration to mobile and digital banking channels.  Additionally, two new offices were opened, one each in the Memphis, TN MSA and the Jackson, MS MSA.  Each of these offices features a design that integrates myTeller® interactive teller machine technology as well as provides enhanced areas for customer interaction.

“Looking forward, Trustmark will continue to focus upon efficiency, growth and innovation opportunities while building upon our solid risk management processes, corporate culture and core values. We will continue to optimize delivery channels and introduce technology to enhance growth and efficiency opportunities.  We will provide the services and advice our customers have come to expect while building long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 28, 2021 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, May 12, 2021, in archived format at the same web address or by calling (877) 344-7529, passcode 10153927.

Trustmark is a financial services company providing banking and financial solutions through 181 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters,  pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission (SEC).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2021	12/31/2020	3/31/2020	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,098,089	$1,902,162	$1,620,422	$195,927	10.3%	$477,667	29.5%
Securities AFS-nontaxable	5,190	5,206	22,056	(16)	-0.3%	(16,866)	-76.5%
Securities HTM-taxable	489,260	550,563	694,740	(61,303)	-11.1%	(205,480)	-29.6%
Securities HTM-nontaxable	24,070	24,752	25,673	(682)	-2.8%	(1,603)	-6.2%
Total securities	2,616,609	2,482,683	2,362,891	133,926	5.4%	253,718	10.7%
Paycheck protection program loans (PPP)	598,139	875,098	—	(276,959)	-31.6%	598,139	n/m
Loans (includes loans held for sale)	10,316,319	10,231,671	9,678,174	84,648	0.8%	638,145	6.6%
Fed funds sold and reverse repurchases	136	303	164	(167)	-55.1%	(28)	-17.1%
Other earning assets	1,667,906	860,540	187,327	807,366	93.8%	1,480,579	n/m
Total earning assets	15,199,109	14,450,295	12,228,556	748,814	5.2%	2,970,553	24.3%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(119,557)	(124,088)	(85,015)	4,531	3.7%	(34,542)	-40.6%
Other assets	1,601,250	1,620,694	1,498,725	(19,444)	-1.2%	102,525	6.8%
Total assets	$16,680,802	$15,946,901	$13,642,266	$733,901	4.6%	$3,038,536	22.3%

Interest-bearing demand deposits	$3,743,651	$3,649,590	$3,184,134	$94,061	2.6%	$559,517	17.6%
Savings deposits	4,659,037	4,350,783	3,646,936	308,254	7.1%	1,012,101	27.8%
Time deposits	1,371,830	1,436,677	1,617,307	(64,847)	-4.5%	(245,477)	-15.2%
Total interest-bearing deposits	9,774,518	9,437,050	8,448,377	337,468	3.6%	1,326,141	15.7%
Fed funds purchased and repurchases	166,909	170,474	247,513	(3,565)	-2.1%	(80,604)	-32.6%
Other borrowings	166,926	173,525	85,279	(6,599)	-3.8%	81,647	95.7%
Subordinated notes	122,875	42,828	—	80,047	n/m	122,875	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,293,084	9,885,733	8,843,025	407,351	4.1%	1,450,059	16.4%
Noninterest-bearing deposits	4,363,559	4,100,849	2,910,951	262,710	6.4%	1,452,608	49.9%
Other liabilities	264,808	235,284	248,220	29,524	12.5%	16,588	6.7%
Total liabilities	14,921,451	14,221,866	12,002,196	699,585	4.9%	2,919,255	24.3%
Shareholders' equity	1,759,351	1,725,035	1,640,070	34,316	2.0%	119,281	7.3%
Total liabilities and equity	$16,680,802	$15,946,901	$13,642,266	$733,901	4.6%	$3,038,536	22.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2021	12/31/2020	3/31/2020	$ Change	% Change	$ Change	% Change
Cash and due from banks	$1,774,541	$1,952,504	$404,341	$(177,963)	-9.1%	$1,370,200	n/m
Fed funds sold and reverse repurchases	—	50	2,000	(50)	-100.0%	(2,000)	-100.0%
Securities available for sale	2,337,676	1,991,815	1,833,779	345,861	17.4%	503,897	27.5%
Securities held to maturity	493,738	538,072	704,276	(44,334)	-8.2%	(210,538)	-29.9%
PPP loans	679,725	610,134	—	69,591	11.4%	679,725	n/m
Loans held for sale (LHFS)	412,999	446,951	325,389	(33,952)	-7.6%	87,610	26.9%
Loans held for investment (LHFI)	9,983,704	9,824,524	9,567,920	159,180	1.6%	415,784	4.3%
ACL LHFI	(109,191)	(117,306)	(100,564)	8,115	6.9%	(8,627)	-8.6%
Net LHFI	9,874,513	9,707,218	9,467,356	167,295	1.7%	407,157	4.3%
Premises and equipment, net	199,098	194,278	190,179	4,820	2.5%	8,919	4.7%
Mortgage servicing rights	83,035	66,464	56,437	16,571	24.9%	26,598	47.1%
Goodwill	384,237	385,270	381,717	(1,033)	-0.3%	2,520	0.7%
Identifiable intangible assets	6,724	7,390	7,537	(666)	-9.0%	(813)	-10.8%
Other real estate	10,651	11,651	24,847	(1,000)	-8.6%	(14,196)	-57.1%
Operating lease right-of-use assets	33,704	30,901	30,839	2,803	9.1%	2,865	9.3%
Other assets	587,672	609,142	591,132	(21,470)	-3.5%	(3,460)	-0.6%
Total assets	$16,878,313	$16,551,840	$14,019,829	$326,473	2.0%	$2,858,484	20.4%

Deposits:
Noninterest-bearing	$4,705,991	$4,349,010	$2,977,058	$356,981	8.2%	$1,728,933	58.1%
Interest-bearing	9,677,449	9,699,754	8,598,706	(22,305)	-0.2%	1,078,743	12.5%
Total deposits	14,383,440	14,048,764	11,575,764	334,676	2.4%	2,807,676	24.3%
Fed funds purchased and repurchases	160,991	164,519	421,821	(3,528)	-2.1%	(260,830)	-61.8%
Other borrowings	145,994	168,252	84,230	(22,258)	-13.2%	61,764	73.3%
Subordinated notes	122,877	122,921	—	(44)	0.0%	122,877	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	29,205	38,572	36,421	(9,367)	-24.3%	(7,216)	-19.8%
Operating lease liabilities	35,389	32,290	32,055	3,099	9.6%	3,334	10.4%
Other liabilities	178,856	173,549	155,283	5,307	3.1%	23,573	15.2%
Total liabilities	15,118,608	14,810,723	12,367,430	307,885	2.1%	2,751,178	22.2%
Common stock	13,209	13,215	13,209	(6)	0.0%	—	0.0%
Capital surplus	229,892	233,120	229,403	(3,228)	-1.4%	489	0.2%
Retained earnings	1,533,110	1,495,833	1,402,089	37,277	2.5%	131,021	9.3%
Accum other comprehensive income (loss), net of tax	(16,506)	(1,051)	7,698	(15,455)	n/m	(24,204)	n/m
Total shareholders' equity	1,759,705	1,741,117	1,652,399	18,588	1.1%	107,306	6.5%
Total liabilities and equity	$16,878,313	$16,551,840	$14,019,829	$326,473	2.0%	$2,858,484	20.4%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2021	12/31/2020	3/31/2020	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$93,394	$96,453	$109,357	$(3,059)	-3.2%	$(15,963)	-14.6%
Interest and fees on PPP loans	9,241	14,870	—	(5,629)	-37.9%	9,241	n/m
Interest on securities-taxable	8,938	9,998	12,948	(1,060)	-10.6%	(4,010)	-31.0%
Interest on securities-tax exempt-FTE	290	293	457	(3)	-1.0%	(167)	-36.5%
Interest on fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Other interest income	503	249	740	254	n/m	(237)	-32.0%
Total interest income-FTE	112,366	121,863	123,502	(9,497)	-7.8%	(11,136)	-9.0%
Interest on deposits	5,223	6,363	14,957	(1,140)	-17.9%	(9,734)	-65.1%
Interest on fed funds purchased and repurchases	56	56	625	—	0.0%	(569)	-91.0%
Other interest expense	1,857	1,127	860	730	64.8%	997	n/m
Total interest expense	7,136	7,546	16,442	(410)	-5.4%	(9,306)	-56.6%
Net interest income-FTE	105,230	114,317	107,060	(9,087)	-7.9%	(1,830)	-1.7%
Provision for credit losses, LHFI	(10,501)	(4,413)	20,581	(6,088)	n/m	(31,082)	n/m
Net interest income after provision-FTE	115,731	118,730	86,479	(2,999)	-2.5%	29,252	33.8%
Service charges on deposit accounts	7,356	8,283	10,032	(927)	-11.2%	(2,676)	-26.7%
Bank card and other fees	9,472	9,107	5,355	365	4.0%	4,117	76.9%
Mortgage banking, net	20,804	28,155	27,483	(7,351)	-26.1%	(6,679)	-24.3%
Insurance commissions	12,445	10,196	11,550	2,249	22.1%	895	7.7%
Wealth management	8,416	7,838	8,537	578	7.4%	(121)	-1.4%
Other, net	2,090	2,538	2,307	(448)	-17.7%	(217)	-9.4%
Total noninterest income	60,583	66,117	65,264	(5,534)	-8.4%	(4,681)	-7.2%
Salaries and employee benefits	71,162	69,660	69,148	1,502	2.2%	2,014	2.9%
Services and fees	22,484	22,327	19,930	157	0.7%	2,554	12.8%
Net occupancy-premises	6,795	6,616	6,286	179	2.7%	509	8.1%
Equipment expense	6,244	6,213	5,616	31	0.5%	628	11.2%
Other real estate expense, net	324	(812)	1,294	1,136	n/m	(970)	-75.0%
Credit loss expense related to off-balance sheet credit exposures	(9,367)	(1,087)	6,783	(8,280)	n/m	(16,150)	n/m
Other expense	14,539	15,890	14,753	(1,351)	-8.5%	(214)	-1.5%
Total noninterest expense	112,181	118,807	123,810	(6,626)	-5.6%	(11,629)	-9.4%
Income before income taxes and tax eq adj	64,133	66,040	27,933	(1,907)	-2.9%	36,200	n/m
Tax equivalent adjustment	2,894	2,939	3,108	(45)	-1.5%	(214)	-6.9%
Income before income taxes	61,239	63,101	24,825	(1,862)	-3.0%	36,414	n/m
Income taxes	9,277	11,884	2,607	(2,607)	-21.9%	6,670	n/m
Net income	$51,962	$51,217	$22,218	$745	1.5%	$29,744	n/m

Per share data
Earnings per share - basic	$0.82	$0.81	$0.35	$0.01	1.2%	$0.47	n/m

Earnings per share - diluted	$0.82	$0.81	$0.35	$0.01	1.2%	$0.47	n/m

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	63,395,911	63,424,219	63,756,629

Diluted	63,562,503	63,616,767	63,913,603

Period end shares outstanding	63,394,522	63,424,526	63,396,912

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2021	12/31/2020	3/31/2020	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$9,161	$9,221	$4,769	$(60)	-0.7%	$4,392	92.1%
Florida	607	572	254	35	6.1%	353	n/m
Mississippi (2)	35,534	35,015	40,815	519	1.5%	(5,281)	-12.9%
Tennessee (3)	12,451	12,572	6,153	(121)	-1.0%	6,298	n/m
Texas	5,761	5,748	1,001	13	0.2%	4,760	n/m
Total nonaccrual LHFI	63,514	63,128	52,992	386	0.6%	10,522	19.9%
Other real estate
Alabama	3,085	3,271	6,229	(186)	-5.7%	(3,144)	-50.5%
Florida	—	—	4,835	—	n/m	(4,835)	-100.0%
Mississippi (2)	7,566	8,330	13,296	(764)	-9.2%	(5,730)	-43.1%
Tennessee (3)	—	50	487	(50)	-100.0%	(487)	-100.0%
Texas	—	—	—	—	n/m	—	n/m
Total other real estate	10,651	11,651	24,847	(1,000)	-8.6%	(14,196)	-57.1%
Total nonperforming assets	$74,165	$74,779	$77,839	$(614)	-0.8%	$(3,674)	-4.7%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,593	$1,576	$708	$1,017	64.5%	$1,885	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$109,566	$119,409	$43,564	$(9,843)	-8.2%	$66,002	n/m

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	3/31/2021	12/31/2020	3/31/2020	$ Change	% Change	$ Change	% Change
Beginning Balance	$117,306	$122,010	$84,277	$(4,704)	-3.9%	$33,029	39.2%
CECL adoption adjustments:
LHFI	—	—	(3,039)	—	n/m	3,039	100.0%
Acquired loan transfers	—	—	1,822	—	n/m	(1,822)	-100.0%
Provision for credit losses	(10,501)	(4,413)	20,581	(6,088)	n/m	(31,082)	n/m
Charge-offs	(1,245)	(2,797)	(5,545)	1,552	55.5%	4,300	77.5%
Recoveries	3,631	2,506	2,468	1,125	44.9%	1,163	47.1%
Net (charge-offs) recoveries	2,386	(291)	(3,077)	2,677	n/m	5,463	n/m
Ending Balance	$109,191	$117,306	$100,564	$(8,115)	-6.9%	$8,627	8.6%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$102	$(1,011)	$(1,080)	$1,113	n/m	$1,182	n/m
Florida	30	66	64	(36)	-54.5%	(34)	-53.1%
Mississippi (2)	2,207	332	126	1,875	n/m	2,081	n/m
Tennessee (3)	47	303	(2,186)	(256)	-84.5%	2,233	n/m
Texas	—	19	(1)	(19)	-100.0%	1	100.0%
Total net (charge-offs) recoveries	$2,386	$(291)	$(3,077)	$2,677	n/m	$5,463	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Securities AFS-taxable	$2,098,089	$1,902,162	$1,857,050	$1,724,320	$1,620,422
Securities AFS-nontaxable	5,190	5,206	5,973	9,827	22,056
Securities HTM-taxable	489,260	550,563	608,585	655,085	694,740
Securities HTM-nontaxable	24,070	24,752	25,508	25,538	25,673
Total securities	2,616,609	2,482,683	2,497,116	2,414,770	2,362,891
PPP loans	598,139	875,098	941,456	764,416	—
Loans (includes loans held for sale)	10,316,319	10,231,671	10,162,379	9,908,132	9,678,174
Fed funds sold and reverse repurchases	136	303	301	113	164
Other earning assets	1,667,906	860,540	722,917	854,642	187,327
Total earning assets	15,199,109	14,450,295	14,324,169	13,942,073	12,228,556
ACL LHFI	(119,557)	(124,088)	(121,842)	(103,006)	(85,015)
Other assets	1,601,250	1,620,694	1,564,825	1,685,317	1,498,725
Total assets	$16,680,802	$15,946,901	$15,767,152	$15,524,384	$13,642,266

Interest-bearing demand deposits	$3,743,651	$3,649,590	$3,669,249	$3,832,372	$3,184,134
Savings deposits	4,659,037	4,350,783	4,416,046	4,180,540	3,646,936
Time deposits	1,371,830	1,436,677	1,507,348	1,578,737	1,617,307
Total interest-bearing deposits	9,774,518	9,437,050	9,592,643	9,591,649	8,448,377
Fed funds purchased and repurchases	166,909	170,474	84,077	105,696	247,513
Other borrowings	166,926	173,525	167,262	107,533	85,279
Subordinated notes	122,875	42,828	—	—	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,293,084	9,885,733	9,905,838	9,866,734	8,843,025
Noninterest-bearing deposits	4,363,559	4,100,849	3,921,867	3,645,761	2,910,951
Other liabilities	264,808	235,284	244,544	346,173	248,220
Total liabilities	14,921,451	14,221,866	14,072,249	13,858,668	12,002,196
Shareholders' equity	1,759,351	1,725,035	1,694,903	1,665,716	1,640,070
Total liabilities and equity	$16,680,802	$15,946,901	$15,767,152	$15,524,384	$13,642,266

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Cash and due from banks	$1,774,541	$1,952,504	$564,588	$1,026,640	$404,341
Fed funds sold and reverse repurchases	—	50	50	—	2,000
Securities available for sale	2,337,676	1,991,815	1,922,728	1,884,153	1,833,779
Securities held to maturity	493,738	538,072	611,280	660,048	704,276
PPP loans	679,725	610,134	944,270	939,783	—
LHFS	412,999	446,951	485,103	355,089	325,389
LHFI	9,983,704	9,824,524	9,847,728	9,659,806	9,567,920
ACL LHFI	(109,191)	(117,306)	(122,010)	(119,188)	(100,564)
Net LHFI	9,874,513	9,707,218	9,725,718	9,540,618	9,467,356
Premises and equipment, net	199,098	194,278	192,722	190,567	190,179
Mortgage servicing rights	83,035	66,464	61,613	57,811	56,437
Goodwill	384,237	385,270	385,270	385,270	381,717
Identifiable intangible assets	6,724	7,390	8,142	8,895	7,537
Other real estate	10,651	11,651	16,248	18,276	24,847
Operating lease right-of-use assets	33,704	30,901	30,508	29,819	30,839
Other assets	587,672	609,142	609,922	595,110	591,132
Total assets	$16,878,313	$16,551,840	$15,558,162	$15,692,079	$14,019,829

Deposits:
Noninterest-bearing	$4,705,991	$4,349,010	$3,964,023	$3,880,540	$2,977,058
Interest-bearing	9,677,449	9,699,754	9,258,390	9,624,933	8,598,706
Total deposits	14,383,440	14,048,764	13,222,413	13,505,473	11,575,764
Fed funds purchased and repurchases	160,991	164,519	153,834	70,255	421,821
Other borrowings	145,994	168,252	178,599	152,860	84,230
Subordinated notes	122,877	122,921	—	—	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	29,205	38,572	39,659	42,663	36,421
Operating lease liabilities	35,389	32,290	31,838	31,076	32,055
Other liabilities	178,856	173,549	159,922	153,952	155,283
Total liabilities	15,118,608	14,810,723	13,848,121	14,018,135	12,367,430
Common stock	13,209	13,215	13,215	13,214	13,209
Capital surplus	229,892	233,120	231,836	230,613	229,403
Retained earnings	1,533,110	1,495,833	1,459,306	1,419,552	1,402,089
Accum other comprehensive income (loss), net of tax	(16,506)	(1,051)	5,684	10,565	7,698
Total shareholders' equity	1,759,705	1,741,117	1,710,041	1,673,944	1,652,399
Total liabilities and equity	$16,878,313	$16,551,840	$15,558,162	$15,692,079	$14,019,829

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Interest and fees on LHFS & LHFI-FTE	$93,394	$96,453	$97,429	$99,300	$109,357
Interest and fees on PPP loans	9,241	14,870	6,729	5,044	—
Interest on securities-taxable	8,938	9,998	12,542	12,762	12,948
Interest on securities-tax exempt-FTE	290	293	301	315	457
Interest on fed funds sold and reverse repurchases	—	—	1	—	—
Other interest income	503	249	331	239	740
Total interest income-FTE	112,366	121,863	117,333	117,660	123,502
Interest on deposits	5,223	6,363	7,437	8,730	14,957
Interest on fed funds purchased and repurchases	56	56	32	42	625
Other interest expense	1,857	1,127	688	881	860
Total interest expense	7,136	7,546	8,157	9,653	16,442
Net interest income-FTE	105,230	114,317	109,176	108,007	107,060
Provision for credit losses, LHFI	(10,501)	(4,413)	1,760	18,185	20,581
Net interest income after provision-FTE	115,731	118,730	107,416	89,822	86,479
Service charges on deposit accounts	7,356	8,283	7,577	6,397	10,032
Bank card and other fees	9,472	9,107	8,843	7,717	5,355
Mortgage banking, net	20,804	28,155	36,439	33,745	27,483
Insurance commissions	12,445	10,196	11,562	11,868	11,550
Wealth management	8,416	7,838	7,679	7,571	8,537
Other, net	2,090	2,538	1,601	2,213	2,307
Total noninterest income	60,583	66,117	73,701	69,511	65,264
Salaries and employee benefits	71,162	69,660	67,342	66,107	69,148
Services and fees	22,484	22,327	20,992	20,567	19,930
Net occupancy-premises	6,795	6,616	7,000	6,587	6,286
Equipment expense	6,244	6,213	5,828	5,620	5,616
Other real estate expense, net	324	(812)	1,203	271	1,294
Credit loss expense related to off-balance sheet credit exposures	(9,367)	(1,087)	(3,004)	6,242	6,783
Other expense	14,539	15,890	14,598	13,265	14,753
Total noninterest expense	112,181	118,807	113,959	118,659	123,810
Income before income taxes and tax eq adj	64,133	66,040	67,158	40,674	27,933
Tax equivalent adjustment	2,894	2,939	2,969	3,007	3,108
Income before income taxes	61,239	63,101	64,189	37,667	24,825
Income taxes	9,277	11,884	9,749	5,517	2,607
Net income	$51,962	$51,217	$54,440	$32,150	$22,218

Per share data
Earnings per share - basic	$0.82	$0.81	$0.86	$0.51	$0.35

Earnings per share - diluted	$0.82	$0.81	$0.86	$0.51	$0.35

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	63,395,911	63,424,219	63,422,692	63,416,307	63,756,629

Diluted	63,562,503	63,616,767	63,581,964	63,555,065	63,913,603

Period end shares outstanding	63,394,522	63,424,526	63,423,820	63,422,439	63,396,912

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Nonaccrual LHFI
Alabama	$9,161	$9,221	$3,860	$4,392	$4,769
Florida	607	572	617	687	254
Mississippi (2)	35,534	35,015	35,617	37,884	40,815
Tennessee (3)	12,451	12,572	13,041	6,125	6,153
Texas	5,761	5,748	721	906	1,001
Total nonaccrual LHFI	63,514	63,128	53,856	49,994	52,992
Other real estate
Alabama	3,085	3,271	3,725	4,766	6,229
Florida	—	—	3,665	3,665	4,835
Mississippi (2)	7,566	8,330	8,718	9,408	13,296
Tennessee (3)	—	50	140	437	487
Texas	—	—	—	—	—
Total other real estate	10,651	11,651	16,248	18,276	24,847
Total nonperforming assets	$74,165	$74,779	$70,104	$68,270	$77,839

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,593	$1,576	$782	$807	$708

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$109,566	$119,409	$121,281	$56,269	$43,564

	Quarter Ended
ACL LHFI (1)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Beginning Balance	$117,306	$122,010	$119,188	$100,564	$84,277
CECL adoption adjustments:
LHFI	—	—	—	—	(3,039)
Acquired loan transfers	—	—	—	—	1,822
Provision for credit losses	(10,501)	(4,413)	1,760	18,185	20,581
Charge-offs	(1,245)	(2,797)	(1,263)	(1,870)	(5,545)
Recoveries	3,631	2,506	2,325	2,309	2,468
Net (charge-offs) recoveries	2,386	(291)	1,062	439	(3,077)
Ending Balance	$109,191	$117,306	$122,010	$119,188	$100,564

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$102	$(1,011)	$117	$526	$(1,080)
Florida	30	66	387	(127)	64
Mississippi (2)	2,207	332	442	(86)	126
Tennessee (3)	47	303	42	66	(2,186)
Texas	—	19	74	60	(1)
Total net (charge-offs) recoveries	$2,386	$(291)	$1,062	$439	$(3,077)

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2021
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Return on average equity	11.98%	11.81%	12.78%	7.76%	5.45%
Return on average tangible equity	15.56%	15.47%	16.82%	10.32%	7.34%
Return on average assets	1.26%	1.28%	1.37%	0.83%	0.66%
Interest margin - Yield - FTE	3.00%	3.35%	3.26%	3.39%	4.06%
Interest margin - Cost	0.19%	0.21%	0.23%	0.28%	0.54%
Net interest margin - FTE	2.81%	3.15%	3.03%	3.12%	3.52%
Efficiency ratio (1)	71.84%	65.59%	62.19%	62.13%	63.50%
Full-time equivalent employees	2,793	2,797	2,807	2,798	2,761

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	-0.09%	0.01%	-0.04%	-0.02%	0.13%
Provision for credit losses / average loans	-0.41%	-0.17%	0.07%	0.74%	0.86%
Nonaccrual LHFI / (LHFI + LHFS)	0.61%	0.61%	0.52%	0.50%	0.54%
Nonperforming assets / (LHFI + LHFS)	0.71%	0.73%	0.68%	0.68%	0.79%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.71%	0.73%	0.68%	0.68%	0.78%
ACL LHFI / LHFI	1.09%	1.19%	1.24%	1.23%	1.05%
ACL LHFI-commercial / commercial LHFI	1.13%	1.20%	1.20%	1.15%	0.97%
ACL LHFI-consumer / consumer and home mortgage LHFI	0.95%	1.16%	1.41%	1.56%	1.35%
ACL LHFI / nonaccrual LHFI	171.92%	185.82%	226.55%	238.40%	189.77%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	437.08%	572.69%	593.72%	561.04%	468.84%

CAPITAL RATIOS
Total equity / total assets	10.43%	10.52%	10.99%	10.67%	11.79%
Tangible equity / tangible assets	8.30%	8.34%	8.68%	8.37%	9.27%
Tangible equity / risk-weighted assets	11.23%	11.22%	11.01%	11.09%	11.05%
Tier 1 leverage ratio	9.11%	9.33%	9.20%	9.08%	10.21%
Common equity tier 1 capital ratio	11.71%	11.62%	11.36%	11.42%	11.35%
Tier 1 risk-based capital ratio	12.20%	12.11%	11.86%	11.94%	11.88%
Total risk-based capital ratio	14.07%	14.12%	12.88%	13.00%	12.78%

STOCK PERFORMANCE
Market value-Close	$33.66	$27.31	$21.41	$24.52	$23.30
Book value	$27.76	$27.45	$26.96	$26.39	$26.06
Tangible book value	$21.59	$21.26	$20.76	$20.18	$19.92

(1) See Note 8 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands)
(unaudited)

Note 1 - Paycheck Protection Program

In January 2021, Trustmark began submitting applications to the SBA on behalf of and originating loans to qualified small businesses under the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act), as amended by the Consolidated Appropriations Act, 2021.  During the first quarter of 2021, Trustmark originated 4,774 PPP loans totaling $301.5 million (net of $16.5 million of deferred fees and costs).  At March 31, 2021, Trustmark had 7,456 PPP loans outstanding that totaled $679.7 million (net of $22.1 million of deferred fees and costs) under the CARES Act.

Due to amount and nature of the PPP loans, these loans were not included in the LHFI portfolio and are presented separately in the accompanying consolidated balance sheets. The PPP loans are fully guaranteed by the SBA; therefore, no ACL was estimated for these loans.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$17,349	$18,041	$19,011	$19,898	$21,190
Obligations of states and political subdivisions	5,798	5,835	8,315	11,176	23,572
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	52,406	56,862	62,156	69,637	71,971
Issued by FNMA and FHLMC	1,749,144	1,441,321	1,279,919	1,121,604	967,329
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	345,869	419,437	500,858	574,940	634,075
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	167,110	50,319	52,469	86,898	115,642
Total securities available for sale	$2,337,676	$1,991,815	$1,922,728	$1,884,153	$1,833,779

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$26,554	$26,584	$31,605	$31,629	$31,758
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	7,268	7,598	8,244	10,306	10,492
Issued by FNMA and FHLMC	61,855	67,944	78,213	86,346	91,971
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	324,360	360,361	399,400	435,333	463,175
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	73,701	75,585	93,818	96,434	106,880
Total securities held to maturity	$493,738	$538,072	$611,280	$660,048	$704,276

At March 31, 2021, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $8.2 million ($6.2 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 98.0% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Loans secured by real estate:
Construction, land development and other land loans	$1,342,088	$1,309,039	$1,385,947	$1,277,277	$1,136,389
Secured by 1-4 family residential properties	1,742,782	1,741,132	1,775,400	1,813,525	1,852,065
Secured by nonfarm, nonresidential properties	2,799,195	2,709,026	2,707,627	2,610,392	2,575,422
Other real estate secured	1,135,005	1,065,964	887,792	884,815	838,573
Commercial and industrial loans	1,323,277	1,309,078	1,398,468	1,413,255	1,476,777
Consumer loans	153,267	161,174	160,960	161,620	170,678
State and other political subdivision loans	1,036,694	1,000,776	935,349	931,536	938,637
Other loans	451,396	528,335	596,185	567,386	579,379
LHFI	9,983,704	9,824,524	9,847,728	9,659,806	9,567,920
ACL LHFI	(109,191)	(117,306)	(122,010)	(119,188)	(100,564)
Net LHFI	$9,874,513	$9,707,218	$9,725,718	$9,540,618	$9,467,356

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

The following table presents the LHFI composition by region at March 31, 2021 and reflects each region’s diversified mix of loans:

	March 31, 2021
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,342,088	$497,839	$65,032	$315,127	$40,117	$423,973
Secured by 1-4 family residential properties	1,742,782	112,699	37,777	1,509,503	69,371	13,432
Secured by nonfarm, nonresidential properties	2,799,195	765,496	263,877	976,949	181,688	611,185
Other real estate secured	1,135,005	325,951	6,139	418,988	19,910	364,017
Commercial and industrial loans	1,323,277	203,778	22,980	621,592	290,619	184,308
Consumer loans	153,267	22,501	7,755	100,323	19,232	3,456
State and other political subdivision loans	1,036,694	95,707	35,179	684,640	45,335	175,833
Other loans	451,396	79,979	13,016	279,520	64,796	14,085
Loans	$9,983,704	$2,103,950	$451,755	$4,906,642	$731,068	$1,790,289

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$67,471	$21,575	$11,036	$26,266	$1,373	$7,221
Development	110,837	42,509	610	42,838	13,709	11,171
Unimproved land	108,607	33,232	14,333	31,363	11,568	18,111
1-4 family construction	255,987	117,406	22,312	71,072	12,495	32,702
Other construction	799,186	283,117	16,741	143,588	972	354,768
Construction, land development and other land loans	$1,342,088	$497,839	$65,032	$315,127	$40,117	$423,973

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$400,595	$162,007	$31,393	$106,249	$25,339	$75,607
Office	236,662	68,374	26,516	64,074	12,449	65,249
Hotel/motel	352,191	150,807	90,266	51,443	36,164	23,511
Mini-storage	135,538	23,176	2,392	62,461	390	47,119
Industrial	201,182	47,521	18,356	47,369	419	87,517
Health care	41,973	21,803	1,194	16,417	383	2,176
Convenience stores	16,773	3,289	200	3,134	373	9,777
Nursing homes/senior living	158,489	71,123	—	42,050	6,760	38,556
Other	78,407	10,075	7,261	25,585	8,846	26,640
Total non-owner occupied loans	1,621,810	558,175	177,578	418,782	91,123	376,152

Owner-occupied:
Office	163,874	40,240	44,295	37,566	8,662	33,111
Churches	102,001	21,454	6,586	50,270	10,030	13,661
Industrial warehouses	177,666	12,410	3,169	49,610	17,122	95,355
Health care	141,491	26,787	7,525	94,096	2,327	10,756
Convenience stores	136,175	17,369	9,348	65,479	531	43,448
Retail	69,585	14,050	6,670	23,696	10,512	14,657
Restaurants	56,319	4,267	4,394	32,341	15,025	292
Auto dealerships	56,449	7,033	274	23,599	25,543	—
Nursing homes/senior living	176,746	58,770	—	117,976	—	—
Other	97,079	4,941	4,038	63,534	813	23,753
Total owner-occupied loans	1,177,385	207,321	86,299	558,167	90,565	235,033
Loans secured by nonfarm, nonresidential properties	$2,799,195	$765,496	$263,877	$976,949	$181,688	$611,185

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands)
(unaudited)

Note 4 – Subordinated Notes

During the fourth quarter of 2020, Trustmark agreed to issue and sell $125.0 million aggregate principal amount of its 3.625% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2030. At March 31, 2021, the carrying amount of the Notes was $122.9 million. The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TNB. From the date of issuance until November 30, 2025, the Notes bear interest at a fixed rate of 3.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year. Beginning December 1, 2025, the Notes will bear interest at a floating rate per year equal to the Benchmark rate, which is the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 338.7 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. The Notes qualify as Tier 2 capital for Trustmark.  The Notes may be redeemed at Trustmark’s option under certain circumstances. Trustmark intends to use the net proceeds for general corporate purposes.

Note 5 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Securities – taxable	1.40%	1.62%	2.02%	2.16%	2.25%
Securities – nontaxable	4.02%	3.89%	3.80%	3.58%	3.85%
Securities – total	1.43%	1.65%	2.05%	2.18%	2.28%
PPP loans	6.27%	6.76%	2.84%	2.65%	—
Loans - LHFI & LHFS	3.67%	3.75%	3.81%	4.03%	4.54%
Loans - total	3.81%	3.99%	3.73%	3.93%	4.54%
Fed funds sold & reverse repurchases	—	—	1.32%	—	—
Other earning assets	0.12%	0.12%	0.18%	0.11%	1.59%
Total earning assets	3.00%	3.35%	3.26%	3.39%	4.06%

Interest-bearing deposits	0.22%	0.27%	0.31%	0.37%	0.71%
Fed funds purchased & repurchases	0.14%	0.13%	0.15%	0.16%	1.02%
Other borrowings	2.14%	1.61%	1.19%	2.09%	2.35%
Total interest-bearing liabilities	0.28%	0.30%	0.33%	0.39%	0.75%

Net interest margin	2.81%	3.15%	3.03%	3.12%	3.52%
Net interest margin excluding PPP loans and the FRB balance	2.99%	3.09%	3.20%	3.35%	3.55%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At March 31, 2021 and December 31, 2020, the average FRB balance totaled $1.618 billion and $814.2 million, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 2.99% for the first quarter of 2021, a decrease of 10 basis points when compared to the fourth quarter of 2020.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $270 thousand during the first quarter of 2021.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands)
(unaudited)

Note 6 – Mortgage Banking (continued)

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Mortgage servicing income, net	$6,181	$6,227	$5,742	$5,893	$5,819
Change in fair value-MSR from runoff	(5,103)	(5,177)	(4,590)	(4,214)	(2,607)
Gain on sales of loans, net	19,456	28,014	34,472	34,078	14,339
Mortgage banking income before hedge ineffectiveness	20,534	29,064	35,624	35,757	17,551
Change in fair value-MSR from market changes	13,696	951	60	(3,159)	(23,999)
Change in fair value of derivatives	(13,426)	(1,860)	755	1,147	33,931
Net positive (negative) hedge ineffectiveness	270	(909)	815	(2,012)	9,932
Mortgage banking, net	$20,804	$28,155	$36,439	$33,745	$27,483

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Partnership amortization for tax credit purposes	$(1,522)	$(1,877)	$(1,457)	$(1,205)	$(1,161)
Increase in life insurance cash surrender value	1,639	1,708	1,755	1,696	1,722
Other miscellaneous income	1,973	2,707	1,303	1,722	1,746
Total other, net	$2,090	$2,538	$1,601	$2,213	$2,307

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Loan expense	$3,411	$3,696	$3,485	$2,954	$2,799
Amortization of intangibles	666	752	752	736	812
FDIC assessment expense	1,540	1,500	1,410	1,590	1,590
Other miscellaneous expense	8,922	9,942	8,951	7,985	9,552
Total other expense	$14,539	$15,890	$14,598	$13,265	$14,753

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,759,351	$1,725,035	$1,694,903	$1,665,716	$1,640,070
Less: Goodwill		(385,155)	(385,270)	(385,270)	(383,081)	(380,671)
Identifiable intangible assets		(7,118)	(7,803)	(8,550)	(7,834)	(8,049)
Total average tangible equity		$1,367,078	$1,331,962	$1,301,083	$1,274,801	$1,251,350

PERIOD END BALANCES
Total shareholders' equity		$1,759,705	$1,741,117	$1,710,041	$1,673,944	$1,652,399
Less: Goodwill		(384,237)	(385,270)	(385,270)	(385,270)	(381,717)
Identifiable intangible assets		(6,724)	(7,390)	(8,142)	(8,895)	(7,537)
Total tangible equity	(a)	$1,368,744	$1,348,457	$1,316,629	$1,279,779	$1,263,145

TANGIBLE ASSETS
Total assets		$16,878,313	$16,551,840	$15,558,162	$15,692,079	$14,019,829
Less: Goodwill		(384,237)	(385,270)	(385,270)	(385,270)	(381,717)
Identifiable intangible assets		(6,724)	(7,390)	(8,142)	(8,895)	(7,537)
Total tangible assets	(b)	$16,487,352	$16,159,180	$15,164,750	$15,297,914	$13,630,575
Risk-weighted assets	(c)	$12,188,988	$12,017,378	$11,963,269	$11,539,157	$11,427,297

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$51,962	$51,217	$54,440	$32,150	$22,218
Plus: Intangible amortization net of tax		500	564	564	552	609
Net income adjusted for intangible amortization		$52,462	$51,781	$55,004	$32,702	$22,827
Period end common shares outstanding	(d)	63,394,522	63,424,526	63,423,820	63,422,439	63,396,912

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		15.56%	15.47%	16.82%	10.32%	7.34%
Tangible equity/tangible assets	(a)/(b)	8.30%	8.34%	8.68%	8.37%	9.27%
Tangible equity/risk-weighted assets	(a)/(c)	11.23%	11.22%	11.01%	11.09%	11.05%
Tangible book value	(a)/(d)*1,000	$21.59	$21.26	$20.76	$20.18	$19.92

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,759,705	$1,741,117	$1,710,041	$1,673,944	$1,652,399
CECL transition adjustment		26,829	31,199	32,647	32,693	26,476
AOCI-related adjustments		16,506	1,051	(5,684)	(10,565)	(7,698)
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,288)	(371,333)	(371,345)	(371,342)	(367,825)
Other adjustments and deductions for CET1 (2)		(5,675)	(6,190)	(6,770)	(7,352)	(6,269)
CET1 capital	(e)	1,427,077	1,395,844	1,358,889	1,317,378	1,297,083
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,487,077	$1,455,844	$1,418,889	$1,377,378	$1,357,083

Common equity tier 1 capital ratio	(e)/(c)	11.71%	11.62%	11.36%	11.42%	11.35%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended
			3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Net interest income (GAAP)			$102,336	$111,378	$106,207	$105,000	$103,952
Noninterest income (GAAP)			60,583	66,117	73,701	69,511	65,264
Pre-provision revenue		(a)	$162,919	$177,495	$179,908	$174,511	$169,216

Noninterest expense (GAAP)			$112,181	$118,807	$113,959	$118,659	$123,810
Less:	Voluntary early retirement program		—	—	—	—	(4,375)
Credit loss expense related to off-balance sheet credit exposures			9,367	1,087	3,004	(6,242)	(6,783)
Adjusted noninterest expense - PPNR (Non-GAAP)		(b)	$121,548	$119,894	$116,963	$112,417	$112,652

PPNR (Non-GAAP)		(a)-(b)	$41,371	$57,601	$62,945	$62,094	$56,564

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended
	3/31/2021		3/31/2020
	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$51,962	$0.82	$22,218	$0.35

Significant non-routine transactions (net of taxes):

Voluntary early retirement program	—	—	3,281	0.05
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$51,962	$0.82	$25,499	$0.40

	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)
Return on average equity	11.98%	n/a	5.45%	6.25%
Return on average tangible equity	15.56%	n/a	7.34%	8.39%
Return on average assets	1.26%	n/a	0.66%	0.75%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2021
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

	Total noninterest expense (GAAP)		$112,181	$118,807	$113,959	$118,659	$123,810
Less:	Other real estate expense, net		(324)	812	(1,203)	(271)	(1,294)
	Amortization of intangibles		(666)	(752)	(752)	(736)	(812)
	Voluntary early retirement program		—	—	—	—	(4,375)
	Credit loss expense related to off-balance sheet exposures		9,367	1,087	3,004	(6,242)	(6,783)
	Charitable contributions resulting in state tax credits		(350)	(375)	(375)	(375)	(375)
	Adjusted noninterest expense (Non-GAAP)	(c)	$120,208	$119,579	$114,633	$111,035	$110,171

	Net interest income (GAAP)		$102,336	$111,378	$106,207	$105,000	$103,952
Add:	Tax equivalent adjustment		2,894	2,939	2,969	3,007	3,108
	Net interest income-FTE (Non-GAAP)	(a)	$105,230	$114,317	$109,176	$108,007	$107,060

	Noninterest income (GAAP)		$60,583	$66,117	$73,701	$69,511	$65,264
Add:	Partnership amortization for tax credit purposes		1,522	1,877	1,457	1,205	1,161
	Adjusted noninterest income (Non-GAAP)	(b)	$62,105	$67,994	$75,158	$70,716	$66,425

	Adjusted revenue (Non-GAAP)	(a)+(b)	$167,335	$182,311	$184,334	$178,723	$173,485

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	71.84%	65.59%	62.19%	62.13%	63.50%